SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

August 11, 2008
Date of Report (Date of earliest event reported)

Hotel Outsource Management International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6719	13-4167393
(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

80 Wall Street, Suite 815, New York, New York 10005	10005
(Address of Principal Executive Offices)	(Zip Code)

212-344-1600
Registrant’s telephone number, including area code

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Former Name or former Address, if Changed Since Last Report)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of
                Certain Officers; Compensatory Arrangements of Certain Officers

On August 11, 2008, the Board of Directors of Hotel Outsource Management International, Inc. (“HOMI”) appointed Mr. Daniel Cohen, age 53, as its President. Prior to such appointment, Mr. Jacob Ronnel held the combined offices of Chief Executive Officer and President. Following Mr. Cohen’s appointment as President, Mr. Ronnel will continue as HOMI’s CEO. In addition, the Board agreed that HOMI will no longer maintain the position of Chief Operating Officer. The former COO, Ariel Almog, will continue to serve as COO of HOMI USA, Inc., a subsidiary of HOMI, and has recently been appointed that company's CEO.

Mr. Cohen has been a consultant to HOMI since October 2007. Since February 2008 he has been Chairperson of Conceptic Ltd., an Israeli company which develops electronic menu systems for the restaurant industry. From 1997 to 2005, Mr. Cohen served as Chairman, President and Chief Executive Officer of Bartech Systems International, Inc., a U.S. corporation which creates automated mini-bar solutions for the hotel industry.

August 14, 2008		Hotel Outsource Management International, Inc.
	By:	/s/ Jacob Ronnel
	Name:	Jacob Ronnel
	Title:	Chief Executive Officer